Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-209955) on Form S-1 of Hunting Dog Capital Corporation of our report dated October 24, 2016, relating to the financial statements of Hunting Dog Capital LLC, appearing in the Preliminary Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Experts" and "Selected Financial and Other Data" in such Preliminary Prospectus.

/s/ RSM US LLP

Chicago, Illinois

October 24, 2016